Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Valion Bio, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	(1)	Other	2,707,897	$0.73	$1,976,764.81	0.0001381	$272.99

Total Offering Amounts:						$1,976,764.81		272.99
Total Fee Offsets:								272.99
Net Fee Due:								$0.00

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Offering Note(s)

(1)	Represents 2,707,897 shares of Common Stock issuable pursuant to Plan, which includes (i) 2,581,608 additional shares of Common Stock added to the Plan in connection with the Second Amendment to the Plan, effective May 28, 2026; and (ii) 126,289 additional shares of Common Stock added to the Plan on January 1, 2026, pursuant to the “evergreen” provision of the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company”) that become issuable under the Company’s Amended and Restated 2021 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Company’s Common Stock, as reported on the Nasdaq Capital Market on June 1, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Valion Bio, Inc.	(1)	S-1	333-268010	10/26/2022		$272.99	Equity	Common Stock, $0.0001 par value per share		$2,477.22	$
Fee Offset Claims	Valion Bio, Inc.	(2)	S-1	333-268010	10/26/2022		0.00	Equity	Common Stock Underlying Representatives Warrants		0.00
Fee Offset Sources	Valion Bio, Inc.	(3)	S-1	333-268010		10/26/2022							7,025.25

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On October 26, 2022, the Registrant filed a Registration Statement on Form S-1 (File No. 333-268010) (the “2022 S-1”) with the Securities and Exchange Commission (the “SEC”), which registered an aggregate principal amount of $63,750,000 of the Registrant’s common stock and representative warrants to purchase common stock, to be offered by the Registrant; the fee amount paid in connection with the 2022 S-1 was $7,025.25, as calculated in accordance with Rule 457 of the Securities Act. On February 1, 2023, the Registrant filed a fourth amendment to the 2022 S-1, pursuant to which it registered only an aggregate amount of $6,109,375 in value of the Registrant’s securities that were sold (the “Final Offering”); the fee amount attributable to such sale of securities in the Final Offering was $673.26, as calculated in accordance with Rule 457 of the Securities Act. As a result, after the Final Offering, which has been completed as of the date hereof, the Registrant had $6,351.99 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with the SEC on March 29, 2024 (the “2024 S-1”), followed by a first amendment to the 2024 S-1 on May 8, 2024, for which it offset $3,661.66 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,690.33 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-1 with the SEC on May 9, 2025 (the “2025 S-1”), for which it offset $193.45 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,496.88 in remaining unused fees available to be applied to future filings of the Registrant. The Registrant filed a new Registration Statement on Form S-8 with the SEC on July 25, 2025 (the “2025 S-8”), for which it offset $318.49 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended), resulting in $2,178.39 in remaining unused fees available to be applied to future filings of the Registrant. On May 13, 2024, the Registrant completed the offering under the 2024 S-1, pursuant to which it sold only an aggregate amount of $13,391,277.20 in value of the Registrant’s securities that were originally registered in the 2024 S-1 (the “2024 Offering”); the fee amount attributable to such sale of securities in the 2024 Offering was $2,017.15, as calculated in accordance with Rule 457 of the Securities Act, resulting in an amount of $1,644.51 in unused filing fees attributed to the 2024 S-1. As a result, after the 2024 Offering, which has been completed as of the date hereof, the Registrant had $3,842.90 in unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended). The Registrant filed a new Registration Statement on Form S-1 with the SEC on April 13, 2026 (the “2026 S-1”), for which it offset $130.74 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registration in connection with its filing of the 2022 S-1 as amended, resulting in $3,712.16 in remaining unused fees available to be applied to future filings of the Registrant. In accordance with Rule 457(p) under the Securities Act, the registrant is using $272.99 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the 2022 S-1 (as amended) to offset the entirety of the filing fee payable in connection with this Registration Statement, and as a result of such offset, the Registrant will have $3,439.17 remaining in unused filing fees available to be applied to future filings of the Registrant.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	See Footnote 1.

Offset Note(s):

(3)	See Footnote 1.